424(b)(3)
                                                               No. 33-90998-01
                          CNL INCOME FUND XVII, LTD.
                                      AND
                          CNL INCOME FUND XVIII, LTD.


      This Supplement is part of, and should be read in conjunction with, the Prospectus dated August 11, 1995. This Supplement replaces the Supplements dated October 16, 1996, December 20, 1996, January 6, 1997, January 14, 1997, January 29, 1997 and February 26, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      All subscriptions are for the purchase of Units of CNL Income Fund XVIII, Ltd. ("CNL XVIII"). Offers are no longer being made nor are the General Partners accepting subscriptions for CNL XVII. THE ACQUISITION OF UNITS OF ONE PARTNERSHIP WILL NOT ENTITLE THE INVESTOR TO ANY OWNERSHIP INTEREST IN THE OTHER PARTNERSHIP OR ITS PROPERTIES.

      Information as to proposed properties for which CNL XVIII has received initial commitments and as to the number and types of Properties acquired by CNL XVIII is presented as of March 6, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which CNL XVIII receives initial commitments, as well as property acquisitions that occur after March 6, 1997, will be reported in a subsequent Supplement.


                                 THE OFFERING

SUBSCRIPTION PROCEDURES

      As of October 11, 1996, CNL XVIII had received aggregate subscription proceeds of $1,733,131, which exceeded the minimum offering amount of $1,500,000, and $1,517,431 of the funds (which excluded all funds received from New York and Pennsylvania investors) were released from escrow. As of March 6, 1997, CNL XVIII had received total subscription proceeds of $15,034,343 (1,503,434 Units) from 704 Limited Partners. As of March 6, 1997, CNL XVIII had invested or committed for investment approximately $8,900,000 of such proceeds in seven Properties and to pay Acquisition Fees and miscellaneous Acquisition Expenses, leaving approximately $4,100,000 in offering proceeds available for investment in Properties. As of March 6, 1997, CNL XVIII had incurred $676,545 in Acquisition Fees to an Affiliate of the General Partners.


                                   BUSINESS

PROPERTY ACQUISITIONS

      Since inception, CNL XVIII has acquired seven Properties. The Properties are a Burger King Property (in Kinston, North Carolina), two Golden Corral Properties (one in each of Houston and Galveston, Texas), three Jack in the Box Properties (one in each of Echo Park, California, Henderson, Nevada, and Centerville, Texas) and a Boston Market Property (in Raleigh, North Carolina).

      In connection with the purchase of each of these seven Properties, CNL XVIII, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Leases."


March 13, 1997                                Prospectus Dated August 11, 1995






      For the Properties that are to be constructed, CNL XVIII has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      As of March 6, 1997, CNL XVIII had initial commitments to acquire six additional properties, including four properties which consist of land and building and two properties which consist of building only. The initial commitments for the Black-eyed Pea property in Atlanta, Georgia, the Golden Corral property in Stow, Ohio, and the IHOP property in Santa Rosa, California, were entered into on March 6, 1997. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by CNL XVIII. If acquired, the leases of all six of these properties are expected to be entered into on substantially the same terms described in the Prospectus in the section entitled "Business - Description of Leases," except as described below.

      In connection with the On The Border property in San Antonio, Texas, and the Black-eyed Pea property in Atlanta, Georgia, CNL XVIII anticipates owning only the buildings and not the underlying land. However, for the On The Border property, CNL XVIII anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide CNL XVIII with certain rights with respect to the land on which the building is located. In addition, for the Black-eyed Pea property, CNL XVIII anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide CNL XVIII with certain rights with respect to the land on which the building is located.

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                                     - 2 -


                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Black-eyed Pea (2)      26 years                   11.23% of CNL XVIII's     None                    (3)
Atlanta, GA                                        total cost to purchase
Existing restaurant                                the building

Boston Market           15 years; five five-year   10.38% of CNL XVIII's     for each lease year     at any time after
Charlotte, NC           renewal options            total cost to purchase    after the fifth lease   the fifth lease
Existing restaurant                                the property;             year, (i) 5% of         year
                                                   increases by 10% after    annual gross sales
                                                   the fifth lease year      minus (ii) the
                                                   and after every five      minimum annual rent
                                                   years thereafter          for such lease year
                                                   during the lease term

Golden Corral           20 years; two five-year    11.25% of CNL XVIII's     for each lease year,    at any time after
Stow, OH                renewal options            total cost to purchase    (i) 5% of annual        the seventh lease
Existing restaurant                                the property              gross sales minus       year
                                                                             (ii) the minimum
                                                                             annual rent for such
                                                                             lease year

IHOP                    20 years; three five-      10.125% of CNL XVIII's    for each lease year,    during the eleventh
Santa Rosa, CA          year renewal options       total cost to purchase    (i) 4% of annual        lease year and at
Existing restaurant                                the property;             gross sales minus       the end of the
                                                   increases by 10% after    (ii) the minimum        initial lease term
                                                   the fifth lease year      annual rent for such
                                                   and after every five      lease year
                                                   years thereafter
                                                   during the lease term

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Houston, TX             renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (4)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

On The Border (5)       (6); three five-year       13.64% of Total Cost      for each lease year,    at any time after
San Antonio, TX         renewal options            (1); (7)                  (i) 4% of annual        the tenth lease
Restaurant to be                                                             gross sales minus       year
constructed                                                                  (ii) the minimum
                                                                             annual rent for such
                                                                             lease year

                                     - 3 -



FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) CNL XVIII anticipates owning the building only for this property. CNL XVIII will not own the underlying land; although, CNL XVIII anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide CNL XVIII with certain rights with respect to the land on which the building is located.

(3) CNL XVIII anticipates conveying the building to the tenant at the end of the lease term for $1.

(4) In the event CNL XVIII purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(5) The Company anticipates owning the building only for this property. CNL XVIII will not own the underlying land; although, CNL XVIII anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide CNL XVIII with certain rights with respect to the land on which the building is located.

(6) The lease term shall expire upon the earlier of (i) the date 15 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(7) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or (ii) 150% of the change in the Consumer Price Index.


                                     - 4 -






      The following table sets forth the location of the seven Properties acquired by CNL XVIII from inception through March 6, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.


                                     - 5 -



                                            PROPERTY ACQUISITIONS
                                    From inception through March 6, 1997
                                                           Lease Expira-
Property Location and             Purchase        Date        tion and       Minimum                             Option
Competition                       Price (1)    Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------           ------------   --------  ---------------  ---------------   ---------------   -----------
BURGER KING                     $875,000       12/27/96  12/2016; four    $89,688;          for each lease    during the
(the "Kinston Property")                                 five-year        increases by 5%   year, (i) 6% of   eighth,
Existing restaurant                                      renewal options  after the fifth   annual gross      ninth,
                                                                          lease year and    sales minus (ii)  tenth,
The Kinston Property is                                                   by 10% after      the minimum       eleventh and
located at the northwest                                                  the tenth lease   annual rent for   twelfth
quadrant of the intersection                                              year and after    such lease year   lease years
of North Heritage Street and                                              every five                          only
Phillips Street, in Kinston,                                              years
Lenoir County, North Carolina,                                            thereafter
in an area of mixed retail,                                               during the
commercial, and residential                                               lease term
development.  Other fast-food
and family-style restaurants
located in proximity to the
Kinston Property include a
Hardee's, a Golden Corral, a
KFC, two Pizza Huts, and a
local restaurant.

GOLDEN CORRAL (8)               $579,704       12/27/96  12/2011; four    10.75% of Total   for each lease    during the
(the "Houston Property")        (excluding               five-year        Cost (4)          year, 5% of the   first
Restaurant to be constructed    closing and              renewal options                    amount by which   through
                                development                                                 annual gross      seventh
The Houston Property is         costs) (3)                                                  sales exceed      lease years
located at the southeast                                                                    $2,899,152 (5)    and the
quadrant of the intersection                                                                                  tenth
of Highway 290 and Hollister                                                                                  through
Road, in Houston, Harris                                                                                      fifteenth
County, Texas, in an area of                                                                                  lease years
mixed retail, commercial, and                                                                                 only
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Houston
Property include a Burger
King, a Taco Bell, a
Fuddrucker's, an Outback
Steakhouse, a Shoney's, a Red
Lobster, a Whataburger, and
several local restaurants.


                                     - 6 -



                                                           Lease Expira-
Property Location and             Purchase        Date        tion and       Minimum                             Option
Competition                       Price (1)    Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------           ------------   --------  ---------------  ---------------   ---------------   -----------
JACK IN THE BOX (7)             $1,258,223     01/07/97  01/2015; four    $128,968 (6);     for each lease    None
(the "Echo Park Property")      (excluding               five-year        increases by 8%   year, (i) 5% of
Restaurant to be constructed    closing                  renewal options  after the fifth   annual gross
                                costs)                                    lease year and    sales minus (ii)
The Echo Park Property is       (3)(6)                                    after every       the minimum
located on the northeast                                                  five years        annual rent for
corner of Effie Street and                                                thereafter        such lease year
Glendale Boulevard, in Los                                                during the        (5)
Angeles, Los Angeles County,                                              lease term
California, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Echo Park
Property include a KFC and a
McDonald's.

JACK IN THE BOX (7)             $1,067,175     01/07/97  01/2015; four    $109,385 (6);     for each lease    None
(the "Henderson Property")      (excluding               five-year        increases by 8%   year, (i) 5% of
Restaurant to be constructed    closing                  renewal options  after the fifth   annual gross
                                costs)                                    lease year and    sales minus (ii)
The Henderson Property is       (3)(6)                                    after every       the minimum
located within the eastern                                                five years        annual rent for
quadrant of the intersection                                              thereafter        such lease year
of South Boulder Highway and                                              during the        (5)
Texas Avenue, in Henderson,                                               lease term
Clark County, Nevada, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Henderson Property include an
Arby's, a Domino's Pizza, a
KFC, a McDonald's, a Pizza
Hut, a Sizzler, a Sonic Drive-
In, a Taco Bell, and several
local restaurants.

                                     - 7 -



                                                           Lease Expira-
Property Location and             Purchase        Date        tion and       Minimum                             Option
Competition                       Price (1)    Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------           ------------   --------  ---------------  ---------------   ---------------   -----------
JACK IN THE BOX (7)             $759,658       01/08/97  01/2015; four    $77,865 (6);      for each lease    None
(the "Centerville Property")    (excluding               five-year        increases by 8%   year, (i) 5% of
Restaurant to be constructed    closing                  renewal options  after the fifth   annual gross
                                costs)                                    lease year and    sales minus (ii)
The Centerville Property is     (3)(6)                                    after every       the minimum
located within the northwest                                              five years        annual rent for
quadrant of the intersection                                              thereafter        such lease year
of Highway 45 and State                                                   during the        (5)
Highway 7, in Centerville,                                                lease term
Leon County, Texas, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Centerville
Property include a Dairy Queen
and several local restaurants.

GOLDEN CORRAL (8)               $424,883       01/22/97  01/2012; four    10.75% of Total   for each lease    during the
(the "Galveston Property")      (excluding               five-year        Cost (4)          year, 5% of the   first
Restaurant to be constructed    closing and              renewal options                    amount by which   through
                                development                                                 annual gross      seventh
The Galveston Property is       costs) (3)                                                  sales exceed      lease years
located within the southwest                                                                $2,532,737 (5)    and the
quadrant of the intersection                                                                                  tenth
of Seawall Boulevard and 61st                                                                                 through
Street, in Galveston,                                                                                         fifteenth
Galveston County, Texas, in an                                                                                lease years
area of mixed retail,                                                                                         only
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Galveston Property include an
IHOP, a Western Sizzling, a
Shoney's, a Jack in the Box, a
Whataburger, an Arby's, and
several local restaurants.

                                     - 8 -



                                                           Lease Expira-
Property Location and             Purchase        Date        tion and       Minimum                             Option
Competition                       Price (1)    Acquired  Renewal Options  Annual Rent (2)   Percentage Rent   To Purchase
---------------------           ------------   --------  ---------------  ---------------   ---------------   -----------
BOSTON MARKET                   $1,225,686     01/23/97  01/2012; five    $122,569;         for each lease    at any time
(the "Raleigh Property")        (excluding               five-year        increases to      year after the    after the
Existing restaurant             closing                  renewal options  $132,497 during   fifth lease       fifth lease
                                costs)                                    the third         year, (i) 5% of   year
The Raleigh Property is                                                   through fifth     annual gross
located on a pad site in the                                              lease years,      sales minus (ii)
Falls Center Shopping Center,                                             $141,567 during   the minimum
which is located at the                                                   the sixth         annual rent for
northeast quadrant of the                                                 through tenth     such lease year
intersection of Falls of the                                              lease years,
Neuse Road and Old Wake Forest                                            and $155,785
Road, in Raleigh, Wake County,                                            during the
North Carolina, in an area of                                             eleventh
mixed retail, commercial, and                                             through
residential development.                                                  fifteenth lease
Other fast-food and family-                                               years
style restaurants located in
proximity to the Raleigh
Property include a Bojangles,
three Pizza Huts, a Red
Lobster, a Burger King, two
Wendy's, four Subway Sandwich
Shops, two Golden Corrals, two
Hardees, two KFCs, a Taco Bell
Express, three McDonald's, a
Ryan's Family Steakhouse, a
Pizza Inn, a Denny's, a
Sizzler, and several local
restaurants.



FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for the construction Properties, once the buildings are constructed, is set forth below:

      Property                Federal Tax Basis
      --------                -----------------

      Kinston Property           $  661,000
      Houston Property            1,058,000
      Echo Park Property            655,000
      Henderson Property            605,000
      Centerville Property          540,000
      Galveston Property          1,003,000
      Raleigh Property              483,000


                                     - 9 -





(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Houston and Galveston Properties, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public or (iii) 180 days after execution of the lease. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Houston and Galveston Properties, as described above, "interim rent" equal to ten percent per annum of the amount funded by CNL XVIII in connection with the purchase and construction of the Property shall accrue and shall be payable in a single lump sum on the date minimum annual rent becomes payable for this Property.

(3) The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below. The maximum cost to CNL XVIII (including the purchase price of the land, (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                                         Estimated Final
      Property               Estimated Maximum Cost      Completion Date
      --------               ----------------------      ---------------

      Houston Property            $1,684,643             June 25, 1997
      Echo Park Property           1,258,223             July 6, 1997
      Henderson Property           1,067,175             July 6, 1997
      Centerville Property           759,658             July 7, 1997
      Galveston Property           1,480,132             July 21, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) CNL XVIII paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The lessee of the Echo Park, Henderson and Centerville Properties is the same unaffiliated lessee.

(8) The lessee of the Houston and Galveston Properties is the same unaffiliated lessee.


                                    - 10 -








                    PRO FORMA ESTIMATE OF TAXABLE INCOME OF
                          CNL INCOME FUND XVIII, LTD.
      GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM INCEPTION
                             THROUGH MARCH 6, 1997
                       FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income of each Property acquired by CNL XVIII from inception through March 6, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of CNL XVIII for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of CNL XVIII.


                              Burger King     Golden Corral        Jack in the Box        Jack in the Box
                              Kinston, NC   Houston, TX (5)(7)   Echo Park, CA (5)(6)   Henderson, NV (5)(6)
                              -----------   ------------------   --------------------   --------------------
Pro Forma Estimate
  of Taxable Income:

Base Rent (1)                  $ 89,688          $170,349             $128,968               $109,385

Management Fees (2)                (897)           (1,703)              (1,290)                (1,094)

General and Administrative
  Expenses (3)                   (4,484)           (8,517)              (6,448)                (5,469)
                               --------          --------             --------               --------

Estimated Cash Available from
  Operations                     84,307           160,129              121,230                102,822

Depreciation Expense (4)        (16,525)          (26,460)             (16,377)               (15,115)
                               --------          --------             --------               --------

Pro Forma Estimate of Taxable
  Income of CNL XVIII          $ 67,782          $133,669             $104,853               $ 87,707
                               ========          ========             ========               ========


                                                See Footnotes

                                                   - 11 -







                                   Jack in the Box         Golden Corral        Boston Market
                               Centerville, TX (5)(6)   Galveston, TX (5)(7)     Raleigh, NC       Total
                               ----------------------   --------------------    -------------    ---------
Pro Forma Estimate
  of Taxable Income:

Base Rent (1)                          $ 77,865               $148,364            $122,569       $ 847,188

Management Fees (2)                        (779)                (1,484)             (1,226)         (8,473)

General and Administrative
  Expenses (3)                           (3,893)                (7,418)             (6,128)        (42,357)
                                       --------               --------            --------       ---------

Estimated Cash Available from
  Operations                             73,193                139,462             115,215         796,358

Depreciation Expense (4)                (13,489)               (25,084)            (12,065)       (125,115)
                                       --------               --------            --------       ---------

Pro Forma Estimate of Taxable
  Income of CNL XVIII                  $ 59,704               $114,378            $103,150       $ 671,243
                                       ========               ========            ========       =========


FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to a management agreement between CNL XVIII and an Affiliate of the General Partners, pursuant to which the Affiliate will receive an annual management fee in an amount equal to one percent of the gross revenues that CNL XVIII earns from its Properties. See "Management Compensation."

(3) Estimated at five percent of gross rental income based on the previous experience of Affiliates of the General Partners with 17 public limited partnerships which own properties similar to that owned by CNL XVIII.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 40 years.

(5) The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

      Property                   Estimated Final Completion Date
      --------                   -------------------------------

      Houston Property           June 25, 1997
      Echo Park Property         July 6, 1997
      Henderson Property         July 6, 1997
      Centerville Property       July 7, 1997
      Galveston Property         July 21, 1997

(6) The lessee of the Echo Park, Henderson and Centerville Properties is the same unaffiliated lessee.

(7) The lessee of the Houston and Galveston Properties is the same unaffiliated lessee.

                    INDEX TO PRO FORMA FINANCIAL STATEMENTS
                    ---------------------------------------

                                                                       Page
                                                                       ----
                          CNL INCOME FUND XVIII, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)

Pro Forma Financial Information (unaudited):

   Pro Forma Balance Sheet as of September 30, 1996                    15

   Notes to Pro Forma Balance Sheet as of September 30, 1996           16

                        PRO FORMA FINANCIAL INFORMATION


      The following Pro Forma Balance Sheet of CNL Income Fund XVIII, Ltd. ("CNL XVIII") gives effect to (i) the subscriptions for 60,676 units ($606,760) of limited partnership interest (the "Units") pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, which had been received and were being held in escrow as of September 30, 1996, (ii) the receipt of $9,813,904 in gross offering proceeds from the sale of 981,390 additional Units during the period October 1, 1996 through January 24, 1997, and the release of the $606,760 previously held in escrow as of September 30, 1996, and (iii) the application of such funds to purchase seven properties, five of which are under construction, and to pay offering expenses, acquisition fees, and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Balance Sheet as of September 30, 1996, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on September 30, 1996.

      No Pro Forma Statement of Income is presented due to the facts that (i) CNL XVIII did not commence operations until October 12, 1996 (the date following when CNL XVIII received its minimum offering proceeds and the funds were released from escrow) and (ii) the properties owned by CNL XVIII as of January 24, 1997, did not have previous rental histories.

      This pro forma financial information is presented for informational purposes only and does not purport to be indicative of CNL XVIII's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma financial information should not be viewed as predictive of CNL XVIII's financial results or conditions in the future.

                          CNL INCOME FUND XVIII, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)
                       UNAUDITED PRO FORMA BALANCE SHEET
                              SEPTEMBER 30, 1996



                                                    Pro Forma
          ASSETS                    Historical     Adjustments     Pro Forma
                                    ----------    --------------   ----------

Land and building on
  operating leases                  $       -     $8,547,527 (a)   $8,547,527
Cash and cash equivalents                  730       446,713 (a)      447,443
Organization costs                      10,000                         10,000
Deferred syndication costs             504,079      (504,079)(b)           -
Other assets                            27,324         2,040 (a)       29,364
                                    ----------    ----------       ----------

                                    $  542,133    $8,492,201       $9,034,334
                                    ==========    ==========       ==========

      LIABILITIES AND
     PARTNERS' CAPITAL

Accounts payable                    $    8,505    $   (8,505)(a)   $       -
Due to related parties                 532,628      (532,628)(a)           -
                                    ----------    ----------       ----------
    Total liabilities                  541,133      (541,133)              -

Partners' capital                        1,000     9,537,413 (a)
                                                    (504,079)(b)    9,034,334
                                    ----------    ----------       ----------

                                    $  542,133    $8,492,201       $9,034,334
                                    ==========    ==========       ==========


         See accompanying notes to unaudited pro forma balance sheet.

                          CNL INCOME FUND XVIII, LTD.
                        (A FLORIDA LIMITED PARTNERSHIP)
                  NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                              SEPTEMBER 30, 1996


Pro Forma Balance Sheet:
-----------------------

(a) Represents gross proceeds of $9,813,904 from the sale of 981,390 Units during the period October 1, 1996 through January 24, 1997, and the release of $606,760 held in escrow as of September 30, 1996, used (i) to acquire seven properties for $8,107,941, (ii) to pay acquisition fees of $468,930, ($27,304 of which was accrued as due to related parties at September 30, 1996, $439,586 of which was allocated to the seven properties acquired and $2,040 of which was classified as other assets and will be allocated to future properties) and (iii) to pay selling commissions and offering expenses (syndication costs) of $1,387,080 which have been netted against partners' capital, and organization costs of $10,000 (a total of $513,829 of which had been incurred as of September 30, 1996) leaving $446,713 in additional cash and cash equivalents available for future investment.

      The pro forma adjustments to land and buildings on operating leases as a result of the above transactions were as follows:

                                      Estimated     Acquisition
                                   purchase price       fees
                                     (including      allocated
                                   closing costs)   to property     Total
                                   --------------   -----------  ----------

            Golden Corral in
              Houston, TX            $1,565,433    $   84,872    $1,650,305
            Burger King in
              Kinston, NC               875,000        47,440       922,440
            Jack in the Box in
              Echo Park, CA           1,257,223        68,163     1,325,386
            Jack in the Box in
              Hendersonville, NV      1,066,175        57,805     1,123,980
            Jack in the Box in
              Centerville, TX           758,658        41,132       799,790
            Golden Corral in
              Galveston, TX           1,359,566        73,711     1,433,277
            Boston Market in
              Raleigh, NC             1,225,886        66,463     1,292,349
                                     ----------    ----------    ----------

                                     $8,107,941    $  439,586    $8,547,527
                                     ==========    ==========    ==========


(b) Represents reclassification of deferred syndication costs totalling $504,079 at September 30, 1996, to syndication costs which have been netted against partners' capital.